Exhibit 11.1


COMPUTATION OF PER SHARE EARNINGS

                                                    For the Twelve Weeks Ended             For the Twenty-four Weeks Ended
                                               ------------------------------------        -------------------------------
                                                 June 11, 1996      June 13, 1995          June 11, 1996   June 13, 1995
                                               -----------------  -----------------        -------------   ---------------

                                               (in thousands, except per share amounts)    (in thousands, except per share amounts)
Primary:
Average weighted shares outstanding                    38,090         36,192                   37,843         35,253
Net effect of dilutive stock options-based
  on the treasury stock method using
  average market price                                  1,321          1,016                    1,321          1,016
                                                      -------        -------                  -------        -------
Total                                                  39,410         37,208                   39,164         36,269
                                                      =======        =======                  =======        =======

Net Income                                            $ 8,103        $ 9,910                  $21,039        $19,147
                                                      =======        =======                  =======        =======

Per share amount                                      $  0.21        $  0.27                  $  0.54        $  0.53
                                                      =======        =======                  =======        =======

Fully Diluted:
Average weighted shares outstanding                    38,090         36,192                   37,843         35,253
Net effect of dilutive stock options-based
  on the treasury stock method using
  period-end market price, if higher
  than average market price                             1,337          1,092                    1,337          1,092
                                                      -------        -------                  -------        -------
Total                                                  39,426         37,284                   39,180         36,345
                                                      =======        =======                  =======        =======

Net Income                                            $ 8,103        $ 9,910                  $21,039        $19,147
                                                      =======        =======                  =======        =======

Per share amount                                      $  0.21        $  0.27                  $  0.54        $  0.53
                                                      =======        =======                  =======        =======
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